SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2007

DESTINATION TELEVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29921	65-0494581

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 North Federal Highway Fort Lauderdale, Florida	33301

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 332-6600

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01 - Entry into a Material Definitive Agreement

            On July 8, 2007, Destination Television, Inc. ("Destination Television" or "we") entered into a purchase agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference, with American Broadcast Group LLC ("ABG"), a privately held Florida based digital signage advertising sales organization, and ABG's sole member, Fred Durham ("the Seller"). Under the terms of the purchase agreement, we will purchase from the Seller all of ABG's issued and outstanding member's interests in exchange for 3,520,000 shares of our common stock.

            Completion of the proposed transaction is subject to various conditions that are set forth in the purchase agreement.  Although we and the other parties to the stock purchase agreement anticipate a closing on or about August 1, 2007, there is no assurance that the conditions for closing will be met and consequently there can be no assurance that the transaction will be completed.

            Press Release

            On July 9, 2007, we issued a press release, which is attached as Exhibit 99.1 hereto and incorporated herein by reference, regarding our executing the purchase agreement referred to above.

 Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

10.1 - Purchase Agreement among Destination Television, Inc., Fred Durham, and American Broadcast Group LLC, dated July 8, 2007

99.1 - Press Release, dated July 9, 2007

 SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 9, 2007

Destination Television, Inc.

Registrant

By:	/s/ Gordon Scott Venters

President